Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Black Knight Financial Services, Inc. [BKFS]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	September 29, 2017

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons: Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Equity Fund VI Investors (BKFS), L.P. (“THL BKFS”), THL Equity Fund VI Investors (BKFS) II, L.P. (“THL BKFS II”), THL Equity Fund VI Investors (BKFS) III, L.P. (“THL BKFS III”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Operating Partners, L.P. (“THL Operating”), THL Equity Fund VI Investors (BKFS-LM), LLC (“THL BKFS-LM”), THL Equity Fund VI Investors (BKFS-NB), LLC (“THL BKFS-NB”), Great-West Investors, L.P. (“Great West”), Putnam Investments Employees’ Securities Company III LLC (“Putnam III”) (collectively with their affiliates, the “THL Funds”); Thomas M. Hagerty; and Gnaneshwar B. Rao. This Form 4 is in two parts and is jointly filed with the Reporting Persons in both parts. See Remarks.

(2) THL Advisors is the general partner of Thomas H. Lee Partners, L.P. (“THL Partners”), which in turn is the sole manager of THL BKFS-LM and THL BKFS-NB and is the general partner of THL Coinvestment and the sole member of THL Equity Advisors VI, LLC (“THL Advisors VI”), which in turn is the general partner of the THL Equity VI, Parallel Fund VI, DT Fund VI, THL Operating, THL BKFS, THL BKFS II, and THL (BKFS) III.  THL Advisors is attorney-in-fact of Great West and Putnam Investments, LLC, which is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.  Solely for purposes of Section 16 of the Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Shares of Class B Common Stock of Black Knight Financial Services, Inc. (“BKFS”) do not have economic rights.  Generally, pursuant to the Amended and Restated Operating Agreement of Black Knight Financial Services, LLC (“BKFS LLC) and any exchange agreement, limited liability company units (“LLC Units”) of BKFS LLC are exchangeable for shares of Class A Common Stock of BKFS on a one-for-one basis, may be converted at any time and have no expiration date.  Upon any exchange of LLC Units for Class A Common Stock, the corresponding shares of Class B Common Stock then owned by such holder are cancelled.

(5) Disposition pursuant to Rule 16b-3 in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 8, 2017, by and among New BKH Corp., BKFS, Black Knight, Inc. (formerly known as Black Knight Holdco Corp.), New BKH Merger Sub, Inc., BKFS Merger Sub, Inc., and Fidelity National Financial, Inc.  Among other things, each share of Class A Common Stock was converted into one share of Common Stock of Black Knight, Inc. and all of the LLC Units and Class B Common Stock owned by the Reporting Persons were exchanged for a number of shares of Common Stock of Black Knight, Inc. equal to the number shares of Class B Common Stock.

(6) Represents shares of Class A Common Stock held directly and disposed by the following entities:  9,401,018 shares by THL Equity VI; 6,365,870 shares by Parallel Fund VI; 1,111,989 shares by DT Fund VI; 9,520,244 shares by THL BKFS; 5,962,679 shares by THL BKFS II; 1,002,131 shares by THL BKFS III; 308,404 shares by THL Coinvestment; 1,815 shares by THL Operating; and 48,916 shares by Great West; and 48,745 shares held by Putnam III.

(7) Represents LLC Units and shares of Class B Common Stock held directly and disposed by the following entities: 1,252,664 LLC Units and shares of Class B Common Stock by THL BKFS-LM; and 50,107 LLC Units and shares of Class B Common Stock by THL BKFS-NB.

(8) Represents shares of Class A Common Stock held directly and disposed of by Mr. Hagerty.

(9) Represents shares of Class A Common Stock held directly and disposed of by Mr. Rao.

(10) Messrs. Hagerty and Rao are Managing Directors of THL Partners and received the shares of Class A Common Stock from the Issuer as compensation for their service on the board of directors of the Issuer. Pursuant to the operative agreements for the THL Funds, any securities issued to persons serving as directors of portfolio companies of the THL Funds, such as the Issuer, are to be held for the benefit of the THL Funds.